UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007 (December 11, 2007)
CROGHAN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)
0-20159
(Commission File Number)

OHIO (State or Other Jurisdiction of Incorporation)	31-1073048 (IRS Employer Identification No.)

323 CROGHAN STREET, FREMONT, OHIO (Address of Principal Executive Offices)	43420 (Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2007, J. Terrence Wolfe informed the Board of Directors of Croghan Bancshares, Inc. (the “Company”), that he will retire from the Boards of Directors of the Company and The Croghan Colonial Bank (the “Bank”) effective December 31, 2007. Mr. Wolfe has served as a member of the Boards of Directors of the Company and the Bank since 1994.
     As a result of the retirement of Mr. Wolfe, the Board of Directors approved a reduction in the number of directors of the Company from eleven (11) to ten (10), effective simultaneously with Mr. Wolfe’s retirement. In accordance with Section 2.02 of the Company’s Code of Regulations, the Board of Directors also approved the reallocation of the directors of the Company among the three (3) classes of directors, which reallocation will be effected by moving Claire F. Johansen from the class of directors with terms expiring in 2009 to the class of directors with terms expiring in 2008, effective simultaneously with Mr. Wolfe’s retirement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
(Registrant)

Date: December 14, 2007	/s/ Kendall W. Rieman

Kendall W. Rieman, Treasurer

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